Exhibit 99.1

Coherus Completes Surface Oncology Acquisition

– Clinical-stage product candidates, casdozokitug and CHS-114, significantly advance next-generation immuno-oncology portfolio focused on the tumor microenvironment –

– I-O combinations will potentially expand toripalimab opportunity into large indications with high unmet need –

REDWOOD CITY, Calif., September 8, 2023 -- Coherus BioSciences, Inc. (Coherus, Nasdaq: CHRS) today announced the closing of the previously announced acquisition of Surface Oncology, Inc. (Surface or Surface Oncology), a clinical-stage immuno-oncology (I-O) company developing next-generation immunotherapies that target the tumor microenvironment. As a result of the acquisition, Coherus’ novel I-O pipeline now includes four differentiated clinical-stage assets:

●	Toripalimab, a late-stage, anti-PD-1 monoclonal antibody candidate under BLA review for the potential treatment of advanced recurrent or metastatic nasopharyngeal carcinoma (NPC);
●	Casdozokitug (SRF388 or casdozo), a novel, first-in-class IL-27-targeted antibody currently being evaluated in Phase 2 clinical trials in lung cancer and liver cancer;
●	CHS-114 (SRF114), a highly selective, competitively positioned, ADCC-enhanced CCR8-targeted antibody currently in a Phase 1/2 study as a monotherapy in patients with advanced solid tumors; and
●	CHS-006, a TIGIT-targeted antibody currently in a Phase 1/2 study in combination with toripalimab in patients with advanced solid tumors.

“The addition of the first-in-class IL-27 targeted antibody, casdozo, and the potential best-in-class CCR8 targeted antibody CHS-114, marks Coherus’ transition to a next-generation immuno-oncology company focused on the tumor microenvironment,” said Denny Lanfear, Chairman and Chief Executive Officer of Coherus. “We will now focus our development efforts on delivering breakthrough survival benefits for cancer patients, beyond the efficacy seen with existing chemotherapy plus checkpoints regimens. Toripalimab combinations with these two new agents have the potential to expand tori use into highly prevalent tumor types including NSCLC and head and neck cancer, where it has already consistently shown clinically meaningful activity.”

At the closing of the acquisition, Coherus issued 0.1960 shares of its common stock per share of outstanding Surface common stock and certain outstanding Surface employee equity awards (which exchange ratio was calculated based on a $5.2831 per share price of Coherus common stock) for a total value equal to approximately $66.9 million, the sum of $40 million plus Surface’s net cash at closing of the transaction of $26.9 million. Surface shareholders also received contingent value rights (CVRs) for 70% of milestone and royalty-based value of existing programs with Novartis (NZV930) and GSK (GSK4381562), as well as for 25% of upfront payments made pursuant to potential ex-US licensing agreements for CHS-114 and 50% of upfront payments made pursuant to potential ex-US licensing agreements for casdozokitug, subject to certain deductions as set forth in the contingent value rights agreement. Amounts under these CVRs are payable for a period of ten years following the closing of this transaction. As a result of the acquisition, Surface has become a wholly owned subsidiary of Coherus and the common stock of Surface will no longer be listed for trading on the Nasdaq Capital Market, effective as of prior to market open on September 8, 2023.

Truist Securities acted as financial advisor, and Arnold & Porter Kaye Scholer LLP and Latham & Watkins LLP acted as legal advisors to Coherus. Wedbush Securities Inc. acted as exclusive strategic financial advisor, and Goodwin Procter LLP acted as legal advisor to Surface.

About Coherus’ Immuno-Oncology Pipeline

Coherus is developing an innovative immuno-oncology pipeline that will be synergistic with its proven commercial capabilities in oncology. Through an in-licensing agreement with Shanghai Junshi Biosciences Ltd., Coherus is developing toripalimab, an anti-PD-1 antibody, in the United States and Canada. A biologics license application for toripalimab for the treatment of NPC is under review by the FDA. Toripalimab is approved in China for the treatment of melanoma, urothelial cancer, esophageal squamous cell carcinoma, nasopharyngeal carcinoma and non-small cell lung cancer.

Through its acquisition of Surface Oncology, Coherus’ immuno-oncology pipeline will now include multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust immunologic response and enhance outcomes for patients with cancer. Casdozokitug (SRF388) is a novel anti-IL-27 antibody currently being evaluated in Phase 1/2 clinical trials in lung and liver cancer. CHS-114 (SRF114) is a highly selective, competitively positioned anti-CCR8 antibody currently in a Phase 1/2 study as a monotherapy in patients with advanced solid tumors. There are also two out-licensed partnership programs to advance its next-generation cancer therapies.

Coherus’ earlier-stage immuno-oncology pipeline targets immune-suppressive mechanisms in the tumor microenvironment, including CHS-006, a TIGIT-targeted antibody, being evaluated in a Phase 1/2 clinical trial in combination with toripalimab in patients with advanced solid tumors, and CHS-1000, a preclinical program targeting the novel pathway ILT4.

About Coherus BioSciences

Coherus is a commercial-stage biopharmaceutical company focused on the research, development and commercialization of innovative immunotherapies to treat cancer. Coherus’ strategy is to build a leading immuno-oncology franchise funded with cash generated through net sales of its diversified portfolio of FDA-approved therapeutics.

In 2021, Coherus in-licensed toripalimab, an anti-PD-1 antibody, in the United States and Canada. The Biologics License Application for toripalimab in combination with chemotherapy as treatment for recurrent or metastatic nasopharyngeal carcinoma is currently under review by the FDA.

Coherus markets UDENYCA® (pegfilgrastim-cbqv), a biosimilar of Neulasta®, CIMERLI® (ranibizumab-eqrn), a biosimilar of Lucentis®, and YUSIMRY™ (adalimumab-aqvh), a biosimilar of Humira®.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Coherus’ ability to build its immuno-oncology franchise to achieve a leading market position; Coherus’ ability to generate cash and net sales; Coherus’ investment plans; Coherus’ ability to find synergies between its I-O pipeline and its commercial operations; expectations about the efficacy and safety profile of any product candidate in the future; and Coherus’ ability to expand toripalimab into highly prevalent tumor types, to further advance its next-generation immuno-oncology portfolio focused on the tumor microenvironment, and to improve survival outcomes in cancer treatment.

Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; risks related to integration of Surface’s programs and operations; risks related to realizing the anticipated benefits of the acquisition of Surface; risks related to Coherus’ existing and potential collaboration partners; risks of Coherus’ competitive position; the risks and uncertainties of the regulatory approval process, including the speed of regulatory review, international aspects of Coherus’ business and the timing of Coherus’ regulatory filings; the risk of FDA review issues; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ products and product candidates; and the risks and uncertainties of possible litigation. All forward-looking statements contained in this press release speak only as of the date of this press release. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the significant risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 filed with the Securities and Exchange Commission on August 2, 2023, including the section therein captioned “Risk Factors” and in other documents Coherus files with the Securities and Exchange Commission.

UDENYCA®, CIMERLI® and YUSIMRY™, whether or not appearing in large print or with the trademark symbol, are trademarks of Coherus, its affiliates, related companies or its licensors or joint venture partners unless otherwise noted. Trademarks and trade names of other companies appearing in this press release are, to the knowledge of Coherus, the property of their respective owners.

Coherus Contacts
Investor Relations

Marek Ciszewski, SVP Investor Relations

IR@coherus.com

Media Relations:

Jodi Sievers, VP Corporate Communications

media@coherus.com